                                                                    EXHIBIT T3C





                                 US $55,000,000

                  CONVERTIBLE SENIOR NOTES DUE [MAY __], 2010

                              SYRATECH CORPORATION

                                     ISSUER

                                       TO

                         U.S. BANK NATIONAL ASSOCIATION

                                    TRUSTEE

                                   INDENTURE



                       DATED AS OF [______________], 2005

                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1
   Section 1.01         Definitions...............................................................................1
   Section 1.02         Incorporation by Reference of Trust Indenture Act........................................15
   Section 1.03         Rules of Construction....................................................................15

ARTICLE 2. THE SENIOR NOTES......................................................................................16
   Section 2.01         Form and Dating..........................................................................16
   Section 2.02         Execution and Authentication.............................................................17
   Section 2.03         Registrar and Paying Agent...............................................................17
   Section 2.04         Paying Agent to Hold Money In Trust......................................................18
   Section 2.05         Holder Lists.............................................................................18
   Section 2.06         Transfer and Exchange....................................................................18
   Section 2.07         Replacement Senior Notes.................................................................19
   Section 2.08         Outstanding Senior Notes.................................................................19
   Section 2.09         Treasury Senior Notes....................................................................20
   Section 2.10         Temporary Senior Notes...................................................................20
   Section 2.11         Cancellation.............................................................................20
   Section 2.12         Record Date..............................................................................20
   Section 2.13         Cusip Number.............................................................................20
   Section 2.14         Restrictions on Transfer.................................................................21
   Section 2.15         Original Issue Discount Matters..........................................................22

ARTICLE 3. REDEMPTION AND REPURCHASE.............................................................................22
   Section 3.01         Notices to Trustee.......................................................................22
   Section 3.02         Selection of Senior Notes to be Redeemed.................................................23
   Section 3.03         Notice of Redemption.....................................................................23
   Section 3.04         Effect of Notice of Redemption...........................................................24
   Section 3.05         Deposit of Redemption Price..............................................................24
   Section 3.06         Senior Notes Redeemed In Part............................................................24
   Section 3.07         Optional Redemption......................................................................25
   Section 3.08         Mandatory Redemption.....................................................................25
   Section 3.09         Offer to Purchase by Application of Excess Proceeds......................................25

ARTICLE 4. COVENANTS.............................................................................................27
   Section 4.01         Payment of Senior Notes..................................................................27
   Section 4.02         Maintenance of Office or Agency..........................................................27
   Section 4.03         Reports..................................................................................28
   Section 4.04         Compliance Certificate...................................................................29
   Section 4.05         Taxes....................................................................................30
   Section 4.06         Stay, Extension and Usury Laws...........................................................30
   Section 4.07         Restricted Payments......................................................................30
   Section 4.08         Dividend and Other Payment Restrictions Affecting Subsidiaries...........................31
   Section 4.09         Incurrence of Indebtedness and Issuance of Preferred Stock...............................32
   Section 4.10         Asset Sales..............................................................................34
   Section 4.11         Transactions With Affiliates.............................................................35

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                                                PAGE
   Section 4.12         Liens....................................................................................35
   Section 4.13         Corporate Existence......................................................................35
   Section 4.14         Offer to Repurchase Upon Change of Control...............................................36
   Section 4.15         Sale and Leaseback Transactions..........................................................37
   Section 4.16         Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries..........37
   Section 4.17         Payments For Consents....................................................................37
   Section 4.18         Additional Subsidiary Guarantees.........................................................38
   Section 4.19         Security Interest........................................................................38

ARTICLE 5. SUCCESSORS............................................................................................38
   Section 5.01         Merger, Consolidation, or Sale of Assets.................................................38
   Section 5.02         Successor Corporation Substituted........................................................39

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................39
   Section 6.01         Events of Default........................................................................39
   Section 6.02         Acceleration.............................................................................41
   Section 6.03         Other Remedies...........................................................................41
   Section 6.04         Waiver of Past Defaults..................................................................42
   Section 6.05         Control by Majority......................................................................42
   Section 6.06         Limitation on Suits......................................................................42
   Section 6.07         Rights of Holders to Receive Payment.....................................................42
   Section 6.08         Collection Suit by Trustee...............................................................43
   Section 6.09         Trustee May File Proofs of Claim.........................................................43
   Section 6.10         Priorities...............................................................................43
   Section 6.11         Undertaking For Costs....................................................................44

ARTICLE 7. TRUSTEE...............................................................................................44
   Section 7.01         Duties of Trustee........................................................................44
   Section 7.02         Rights of Trustee........................................................................45
   Section 7.03         Individual Rights of Trustee.............................................................45
   Section 7.04         Trustee's Disclaimer.....................................................................46
   Section 7.05         Notice of Defaults.......................................................................46
   Section 7.06         Reports by Trustee to Holders............................................................46
   Section 7.07         Compensation and Indemnity...............................................................46
   Section 7.08         Replacement of Trustee...................................................................47
   Section 7.09         Successor Trustee by Merger, Etc.........................................................48
   Section 7.10         Eligibility; Disqualification............................................................48
   Section 7.11         Preferential Collection of Claims Against The Company....................................48

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................48
   Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.................................48
   Section 8.02         Legal Defeasance and Discharge...........................................................49
   Section 8.03         Covenant Defeasance......................................................................49
   Section 8.04         Conditions to Legal or Covenant Defeasance...............................................50

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                                                PAGE
   Section 8.05         Deposited Money and Government Securities to Be Held In Trust;
                        Other Miscellaneous Provisions...........................................................51
   Section 8.06         Repayment to the Company.................................................................51
   Section 8.07         Reinstatement............................................................................52

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER......................................................................52
   Section 9.01         Without Consent of Holders of Senior Notes...............................................52
   Section 9.02         With Consent of Holders of Senior Notes..................................................53
   Section 9.03         Compliance With Trust Indenture Act......................................................54
   Section 9.04         Revocation and Effect of Consents........................................................54
   Section 9.05         Notation on or Exchange of Senior Notes..................................................54
   Section 9.06         Trustee to Sign Amendments, Etc..........................................................55

ARTICLE 10. SUBSIDIARY GUARANTEES................................................................................55
   Section 10.01        Subsidiary Guarantee.....................................................................55
   Section 10.02        Execution and Delivery of Subsidiary Guarantee...........................................56
   Section 10.03        Guarantors May Consolidate, Etc., on Certain Terms.......................................56
   Section 10.04        Releases Following Sale of Assets........................................................57
   Section 10.05        "Trustee" to Include Paying Agent........................................................58

ARTICLE 11. CONVERSION OF SECURITIES.............................................................................58
   Section 11.01        Conversion Privilege and Conversion Rate.................................................58
   Section 11.02        Exercise of Conversion Privilege.........................................................59
   Section 11.03        Fractions of Shares......................................................................60
   Section 11.04        Adjustment of Conversion Rate............................................................61
   Section 11.05        Notice of Adjustments of Conversion Rate.................................................65
   Section 11.06        Notice of Certain Corporate Action.......................................................65
   Section 11.07        Company to Reserve Common Stock..........................................................66
   Section 11.08        Taxes on Conversions.....................................................................66
   Section 11.09        Covenant as to Common Stock..............................................................67
   Section 11.10        Cancellation of Converted Senior Notes...................................................67
   Section 11.11        Provision in Case of Consolidation, Merger or Sale of Assets.............................67
   Section 11.12        Rights Issued in Respect of Common Stock.................................................68

ARTICLE 12. MISCELLANEOUS........................................................................................68
   Section 12.01        Trust Indenture Act Controls.............................................................68
   Section 12.02        Notices..................................................................................68
   Section 12.03        Communication by Holders With Other Holders..............................................70
   Section 12.04        Certificate and Opinion As to Conditions Precedent.......................................70
   Section 12.05        Statements Required In Certificate or Opinion............................................70
   Section 12.06        Rules by Trustee and Agents..............................................................70
   Section 12.07        No Personal Liability of Directors, Officers, Employees and Stockholders.................71
   Section 12.08        Governing Law............................................................................71
   Section 12.09        No Adverse Interpretation of Other Agreements............................................71
   Section 12.10        Successors...............................................................................71
   Section 12.11        Severability.............................................................................71
   Section 12.12        Counterpart Originals....................................................................71
   Section 12.13        Table of Contents, Headings, Etc.........................................................71

                             *CROSS-REFERENCE TABLE*


    TRUST INDENTURE                                               INDENTURE
      ACT SECTION                                                  SECTION
310  (a)(1)                                                           7.10
     (a)(2)                                                           7.10
     (a)(4)                                                           N.A.
     (a)(5)                                                           7.10
     (b)                                                              7.10
     (c)                                                              N.A.
311  (a)                                                              7.11
     (b)                                                              7.11
     (c)                                                              N.A.
312  (a)                                                              2.05
     (b)                                                             10.03
     (c)                                                             10.03
313  (a)                                                              7.06
     (b)                                                              7.06
     (c)                                                       7.06; 12.02
     (d)                                                              7.06
314  (a)                                                        4.03;12.05
     (b)                                                              N.A.
     (c)(1)                                                          12.04
     (c)(2)                                                          12.04
     (c)(3)                                                           N.A.
     (d)                                                              N.A.
     (e)                                                             12.05
     (f)                                                              N.A.
315  (a)                                                              7.01
     (b)                                                       7.05; 12.02
     (c)                                                              7.01
     (d)                                                              7.01
     (e)                                                              6.11
316  (a)(last sentence)                                               2.09
     (a)(1)(A)                                                        6.05
     (a)(1)(B)                                                        6.04
     (a)(2)                                                           N.A.
     (b)                                                              6.07
     (c)                                                              2.12
317  (a)(1)                                                           6.08
     (a)(2)                                                           6.09
     (b)                                                              2.04
318  (a)                                                             12.01
     (b)                                                              N.A.
     (c)                                                             10.01

N.A. means not applicable.


*THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THE INDENTURE.

         INDENTURE, dated as of May __, 2005 among SYRATECH CORPORATION, a Delaware corporation (the "Company"), as issuer, each of WALLACE INTERNATIONAL DE P.R., INC., a Delaware corporation, CHI INTERNATIONAL, INC., a Maryland corporation; and SYRATECH (H.K.) LTD., a Hong Kong corporation (collectively, the "Subsidiary Guarantors"); and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its Convertible Senior Notes Due 2010 (herein called the "Senior Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Senior Notes, when the Senior Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Senior Notes, and to duly reserve for issuance the number of shares of Common Stock initially issuable upon such conversion, have been completed.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Notes:

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01  DEFINITIONS.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

         "Affiliate Transaction" has the meaning specified in Section 4.11.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.14 and/or
Section 5.01 and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to a Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, and (iii) a Restricted Payment that is permitted by Section 4.07, will be deemed not to be Asset Sales.

         "Asset Sale Offer" has the meaning specified in Section 4.10.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the capital lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy" means the Company's bankruptcy proceedings under Chapter 11 of Title 11 of the United States Code filed in the United States Bankruptcy Court for the District of Massachusetts (Eastern Division).

         "Bankruptcy Law" means Chapter 11 of Title 11, United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Board of Directors" means the board of directors, if any, of the Company or any authorized committee thereof.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, shares of corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and

(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Case" has the meaning specified in Section 6.01.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

         "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Initial Significant Stockholders acting together with one or more other Initial Significant Stockholders, is or becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company;

                  (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                  (c) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Initial Significant Stockholders, acting together with one or more other Initial Significant Stockholders, is the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have

         "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or of a corporation in control of such surviving or transferee corporation; or

                  (d) the adoption of a plan relating to the liquidation or dissolution of the Company.

         "Change of Control Payment" has the meaning specified in Section 4.14.

         "Change of Control Payment Date" has the meaning specified in Section 4.14.

         "Change of Control Offer" has the meaning specified in Section 4.14.

         "Closing Price" means, for each trading day, the last reported sale price regular way on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market but is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is neither listed on a national securities exchange nor quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If the price per share cannot be determined pursuant to the foregoing provisions of this Section, the price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time (including upon a change in the par value of such securities). Subject to the provisions of Section 11.11, shares issuable on conversion of the Senior Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of the Senior Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital

Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) any net after-tax extraordinary, unusual or non-recurring gains or losses incurred during fiscal years 2005 and 2006 (including severance, relocation, transition and other restructuring costs), including but not limited to the restructuring of the Company's sourcing and manufacturing operations and such gains or losses in connection with the Bankruptcy, but not to exceed in the aggregate $3.0 million, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Covenant Defeasance" has the meaning specified in Section 8.03.

         "Conversion Agent" means any Person authorized by the Company to convert Senior Notes in accordance with Article XI. The Company has initially appointed the Trustee as its Conversion Agent.

         "Conversion Price" shall equal U.S. $1,000 divided by the Conversion Rate (rounded to the nearest cent).

         "Conversion Rate" has the meaning specified in Section 11.01.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

         "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Senior Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided in clause (i) of the third paragraph of
Section 4.09.

         "Coupon" means any interest coupon appertaining to a Senior Note.

         "Custodian" has the meaning specified in Section 6.01

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Effective Date" means the effective date of Old Syratech Corporation's plan of reorganization under the Bankruptcy Law.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" has the meaning specified in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility or debtor-in-possession financing) in existence on the date hereof, until such amounts are repaid.

         "Excess Cash Flow" means for any period, Consolidated Cash Flow less cash expenditures for any capital equipment and taxes paid based on income or profits of the Company and its Subsidiaries.

         "Excess Proceeds" has the meaning specified in Section 4.10.

         "Expiration Time" has the meaning specified in Section 11.04(f).

         "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations (but excluding amortization of debt issuance costs)) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and
(iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments , whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Excess Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

         "Fixed Charge Coverage Ratio Test" means with respect to the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which additional Indebtedness is incurred the Fixed Charge Coverage Ratio would have been at least 2 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantors" means each of (i) each domestic Subsidiary of the Company and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions hereof, and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the values of foreign currencies purchased or received by the Company or any of its Subsidiaries in the ordinary course of business.

         "Holder" means a person in whose name a Senior Note is registered.

         "Incur" has the meaning specified in Section 4.09.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Initial Significant Stockholders" means each Person that owns 5% or more of the Common Stock of the Company on the Effective Date.

         "Intercreditor Agreement" means the Intercreditor Agreement, of even date herewith, among the Company, the Subsidiary Guarantors, the Trustee and CapitalSource Finance LLC.

         "Interest Payment Date" has the meaning specified in Section 2.01.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

         "Issue Date" means May __, 2005.

         "Legal Defeasance" has the meaning specified in Section 8.02.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Maturity," when used with respect to any Senior Note, means the date on which the principal of such Senior Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "New Credit Facility" means that certain credit facility, dated as of May __, _____ by and among the Company and CapitalSource Finance LLC, as agent and a lender, providing for up to $45 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Notice of Default" has the meaning specified in Section 6.01.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offer Amount" has the meaning specified in Section 3.09.

         "Offer Period" has the meaning specified in Section 3.09.

         "Officers" means the Chief Executive Officer, the President, the Executive Vice President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

         "OID" has the meaning specified in Section 2.15.

         "Old Syratech Corporation" means Syratech Corporation, a Delaware corporation, as such corporation existed before the Effective Date.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company.

         "Paying Agent" means an office or agency where Senior Notes may be presented for payment.

         "Payment Default" has the meaning specified in Section 6.01.

         "Permitted Debt" has the meaning specified in Section 4.09.

         "Permitted Investments" means (a) any Investment in Cash Equivalents;
(b) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (c) any Investment in the Company or in a Wholly Owned Subsidiary of the Company; (d) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests of the Company; and (f) other Investments; PROVIDED, HOWEVER, that the aggregate fair market value of all Investments in
(c)-(f) that are at the time outstanding, shall not exceed $5.0 million.

         "Permitted Liens" means (i) Liens securing Indebtedness under the Credit Facilities that are permitted by the terms hereof to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the third paragraph of Section 4.09 covering only the assets acquired with such Indebtedness and Liens to secure Indebtedness permitted by clause (xii) of the third paragraph of Section 4.09;
(vii) Liens existing on the date hereof; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $2 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; and (x) liens granted to the Trustee pursuant to the Senior Notes Security Agreement.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Existing Indebtedness or other Indebtedness of the Company or any of its Subsidiaries incurred in accordance with this Indenture (other than Indebtedness incurred in accordance with clauses (i), (vi), (vii), (viii), (ix), (x), (xi) or
(xii) of the third paragraph of Section 4.09 thereof; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "PIK-option" has the meaning specified in Section 2.15.

         "Plan" means the Joint Plan of Reorganization of the Company and its domestic Subsidiaries under Chapter 11 of Title 11 of the United States Code filed in the United States Bankruptcy Court of the District of Massachusetts (Eastern Division).

         "Purchase Date" has the meaning specified in Section 3.09.

         "Qualified Internet Site" means initially IntraLinks, or any other internet site with an independent third party host, to be mutually agreed by the Company and the holders of not less than a majority of the outstanding Senior Notes.

         "Record Date" has the meaning specified in Section 2.12.

         "Record Date Period" means the period from the close of business of any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

         "Registrar" has the meaning specified in Section 2.03

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Services Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payments" has the meaning specified in Section 4.07.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Register" has the meaning specified in Section 2.03.

         "Senior Notes" means the Company's Convertible Senior Notes due 2010 issued under this Indenture.

         "Senior Notes Security Agreement" means the Security Agreement, substantially in the form of EXHIBIT D hereto, executed and delivered by the Company and each Subsidiary Guarantor to the Trustee for the benefit of the Trustee and the holders of the Senior Notes, dated the date hereof, as the same may be amended from time to time.

         "Stated Maturity" means with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Stockholders Agreement" means the Stockholders Agreement, dated the date hereof, among the Company and all of its Stockholders, as the same may be amended from time to time.

         "Stock Incentive Plan" means the plan to be implemented by the Company, pursuant to the Plan, to provide senior management with Common Stock.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantees" means the Guarantees, substantially in the form of Exhibit B attached hereto, of (i) the Subsidiary Guarantors and (ii) any other subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which tHis Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

         "Trading Day" means (i) if the Common Stock is quoted on the Nasdaq National Market System, days on which trades may be effected through such system, (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market System or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

         "Transferred" means the accomplishment of a Transfer.

         "Transferee" means the recipient of a Transfer.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Senior Notes;

         "indenture security holder" means a Holder of a Senior Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Senior Notes means the Company or any successor obligor upon the Senior Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.03 RULES OF CONSTRUCTION

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

         (c) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the time when and for the period as to which such accounting principles are to be applied;

         (d) "or" is not exclusive;

         (e) words in the singular include the plural, and in the plural include the singular;

         (f) provisions apply to successive events and transactions; and

         (g) the words "he," "his," and "him" refer to both the masculine and feminine gender.

                                   ARTICLE 2.
                                THE SENIOR NOTES

SECTION 2.01 FORM AND DATING.

         The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto, which is part of this Indenture. The aggregate principal amount of Senior Notes which may be authenticated and delivered under this Indenture is limited to U.S. $55,000,000, except for any Senior Notes issued as payment of interest in kind pursuant to the terms of this Indenture. The Senior Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

         The Senior Notes shall be known and designated as the "Convertible Senior Notes due 2010" of the Company. Their Stated Maturity shall be May __, 2010.

         Each Senior Note will bear interest, at the option of the Company, at the rate of 8% per annum, if paid in cash, from May __, 2005 to May __, 2007, if paid in cash or 10% per annum if paid in kind in additional Senior Notes (the "Initial Coupon Rate"), and thereafter each Senior Note will bear interest at the rate of 10% per annum payable only in cash through Maturity (the "Final Coupon Rate" and collectively with the Initial Coupon Rate, the "Coupon Rate"), and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the applicable Coupon Rate, compounded quarterly, payable (subject to the provisions of Article XI) semiannually in arrears on June 15, and December 15 of each year (each, an "Interest Payment Date"), commencing on June 15, 2005, to the Person in whose name such Senior Note or any predecessor Senior Note is registered.

         The Senior Notes shall be redeemable at the option of the Company at any time, in whole or in part, subject to the conditions and as otherwise provided in Article 3.

         The Senior Notes shall be convertible as provided in Article 11.

         Transfer of the Senior Notes shall be restricted as provided in Section 2.14.

         The Senior Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rules and agreements to which either of the Company or any Guarantor is subject or usage. Each Senior Note shall be dated the date of its authentication.

         The terms and provisions contained in the Senior Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02 EXECUTION AND AUTHENTICATION.

         Two Officers of the Company shall sign the Senior Notes for the Company by manual or facsimile signature. An Officer of each Guarantor shall sign the Subsidiary Guarantee for such Guarantor by manual or facsimile signature.

         If an Officer of the Company or a Guarantor whose signature is on a Senior Note or a Note Guarantee, as the case may be, no longer holds that office at the time a Senior Note is authenticated, the Senior Note or the Subsidiary Guarantee, as the case may be, shall nevertheless be valid.

         A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Notes shall be substantially as set forth in EXHIBIT A hereto.

         The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Senior Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time may not exceed such amount except as provided in Sections 2.01 and 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. An authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03 REGISTRAR AND PAYING AGENT.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes referred to as the "Security Register"), in which, subject to such reasonable regulations as it may prescribed, the Company shall provide the registration of the Senior Notes and of transfers of the Senior Notes. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Company and the Trustee shall monitor the aggregate number of holders of record of the Senior Notes. The Trustee shall promptly notify the Company when the number of holders of record exceeds 275. The Trustee is hereby initially appointed as registrar (the "Registrar") for the purpose of registering the Senior Notes and transfers of the Senior Notes as herein provided and as Paying Agent and agent for service of notices and demands in connection with the Senior Notes.

         The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on the Senior Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

         Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.05  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes, including the aggregate principal amount of the notes held by each thereof.

SECTION 2.06  TRANSFER AND EXCHANGE.

         When Senior Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Senior Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Senior Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Senior Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

         Notwithstanding anything herein to the contrary, the transfer and exchange of Senior Notes are expressly subject to the terms and conditions of
Section 2.14 herein.

         Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Senior Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, being redeemed in part or (iii) to register the transfer or exchange of a Senior Note during the Record Date Period.

         No service charge shall be made to any Holder of a Senior Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, or 9.05 hereof, which shall be paid by the Company).

         Prior to due presentment to the Trustee for registration of the transfer of any Senior Note, the Trustee, any Agent, the Company or any Guarantor may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of, or premium, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note is overdue, and neither the Trustee, any Agent, the Company or any Guarantor shall be affected by notice to the contrary.

SECTION 2.07  REPLACEMENT SENIOR NOTES.

         If any mutilated Senior Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements for replacements of Senior Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. The Company may charge for its expenses in replacing a Senior Note.

         Every replacement Senior Note shall constitute a valid obligation of the Company and shall evidence the same debt as the Senior Note for it is a replacement.

SECTION 2.08  OUTSTANDING SENIOR NOTES.

         The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

         If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

         If the principal amount of any Senior Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrete.

SECTION 2.09  TREASURY SENIOR NOTES.

         In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company or, any Subsidiary of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that a Trustee knows are so owned shall be so considered. Notwithstanding the foregoing, Senior Notes that are to be acquired by the Company or , any Subsidiary of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or, a Subsidiary of the Company until legal title to such Senior Notes passes to the Company or, such Subsidiary, as the case may be.

SECTION 2.10  TEMPORARY SENIOR NOTES.

         Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes upon a written order of the Company signed by two Officers of the Company. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon a written order of the Company signed by two Officers of the Company, shall authenticate definitive Senior Notes in exchange for temporary Senior Notes. Holders of temporary Senior Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  CANCELLATION.

         The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Senior Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Senior Notes shall be delivered to the Company. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  RECORD DATE.

         The record date for purposes of determining the identity of Holders of the Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c) ("Record Date").

SECTION 2.13  CUSIP NUMBER.

         The Company in issuing the Senior Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14  RESTRICTIONS ON TRANSFER.

         (a) If any Holder shall attempt to Transfer in any manner whatsoever (including by way of sale, transfer, assignment, conveyance or other disposition, including without limitation by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily, other than a sale, transfer, assignment, conveyance or other disposition by or to the Company) any Senior Notes, in each case, whether voluntary or involuntary, of record, by operation of law or otherwise, then such Transfer shall be void ab initio and shall not be recognized by the Company to the extent such Transfer is not in compliance with this Section 2.14, as the case may be.

         (b) No Holder shall Transfer any Senior Notes to any Person (regardless of the manner in which such Holder initially acquired such Senior Notes), nor shall the Company issue, sell or otherwise transfer any Senior Notes to any Person if the Company reasonably determines that such Transfer would, if effected, result in the Company having more than 290 holders of record of Senior Notes. The Registrar shall not accept any Transfer of Senior Notes in the event that there are more than 290 Holders of Senior Notes and the Company directs the Registrar not to accept such Transfer. Until the Registrar receives such direction from the Company, it may accept any Transfer of Senior Notes.

         (c) Notwithstanding anything to the contrary set forth herein, a Transfer by a Holder of record to another Holder of record shall be deemed a permitted transfer hereunder and in compliance with this Section 2.14.

         (d) Nothing contained in this Section 2.14 shall limit the authority of the Board of Directors of the Company to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the Company's status as a non-reporting company.

         (e) Restrictive Legend. Each Senior Note issued shall bear a legend containing the following words:

                  THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN INDENTURE, DATED AS OF MAY __, 2005, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. NO REGISTRATION OR TRANSFER OF THESE SECURITIES WILL BE MADE ON THE BOOKS OF THE

                  CORPORATION UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE.

                  THE LIENS ON THE ASSETS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS GRANTED TO THE TRUSTEE FOR THE BENEFIT OF THE TRUSTEE AND THE HOLDERS OF THE SENIOR NOTES IN CONNECTION WITH THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF MAY __, 2005. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE.

SECTION 2.15  ORIGINAL ISSUE DISCOUNT MATTERS.

         As set forth in Section 2.01, the Company has an option to determine whether any of the first four semi-annual interest payments on the Senior Notes is paid (i) in cash at an 8% annual interest rate, or (ii) in kind, at a 10% annual interest rate, by issuing additional Senior Notes (the "PIK-option"). As a result of such option, the Senior Notes will be treated as issued with original issue discount ("OID"). Each holder of Senior Notes will be required to include in its gross income, as interest for federal income tax purposes, the portion of the OID that accrues while the Holder held the note (including the day the note is acquired but excluding the day it is disposed of) regardless of such Holder's normal method of accounting. Any OID will accrue over the term of the Senior Notes based on the "constant yield method" (with the amount of OID attributable to each accrual period allocated ratably to each day in such period). Accordingly, a holder may be required to recognize income prior to the receipt of cash payments attributable to such income. Holders are urged to consult their tax advisors with respect to the application of the OID rules, including (without limiting to) the tax consequences if the Company exercises the PIK-option. The Company shall notify the Trustee of any OID calculations, if any, the Trustee may need to satisfy its tax reporting obligations.

                                   ARTICLE 3.
                            REDEMPTION AND REPURCHASE

SECTION 3.01  NOTICES TO TRUSTEE.

         If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this

Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

SECTION 3.02  SELECTION OF SENIOR NOTES TO BE REDEEMED.

         If less than all of the Senior Notes are to be redeemed at any time, they shall be redeemed on a pro rata basis.

         The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

         In the event the Company is required to make an offer to redeem Senior Notes pursuant to Sections 3.09 and 4.10 hereof and the amount of the Net Proceeds from the Asset Sale is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company at the address set forth in Section 12.02 hereof of any remaining Net Proceeds.

SECTION 3.03  NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

         The notice shall identify the Senior Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Note;

         (d) the name and address of the Paying Agent;

         (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05  DEPOSIT OF REDEMPTION PRICE.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption, whether or not such Senior Notes are presented for payment. If a Senior Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such Record Date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof.

SECTION 3.06  SENIOR NOTES REDEEMED IN PART.

         Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07  OPTIONAL REDEMPTION.

         The Company may, at its option, redeem the Senior Notes, in whole or in part, in an initial increment of at least $10,000,000 in any calendar year (provided that to the extent the Company has redeemed at least $10,000,000 in one increment in any calendar year, it may redeem in increments of at least $2.5 million during the remainder of such calendar year), or the balance of the outstanding principal amount of such Senior Notes, if less than $10,000,000 is outstanding, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date; PROVIDED, HOWEVER, that the Company may not redeem Senior Notes of a Holder who has previously provided notice of its intent to convert pursuant to Section 11.02 or Section 4.14(d).

         Notwithstanding any limitation to the contrary in the foregoing paragraph, the Company may redeem Senior Notes without regard to the dollar amount limitation set forth above, provided that (a) the Company and its consolidated Subsidiaries have Excess Cash Flow of at least $5.0 million in the most recent fiscal year for which internal financial statements are available, and (b) no more than 50% of such Excess Cash Flow shall be used to redeem the Senior Notes in such fiscal year.

SECTION 3.08  MANDATORY REDEMPTION.

         Except as set forth under Sections 4.10 and 4.14 hereof, the Company shall not be required to make mandatory repurchase, redemption or sinking fund payments with respect to the Senior Notes.

SECTION 3.09  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

         The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Senior Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

         If the Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Senior Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Senior Note purchased and may not elect to have only a portion of such Senior Note purchased;

         (f) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to the Company, a depositary (if appointed by the Company) or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

         (h) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. No repurchase of Senior Notes under this
Section 3.09 shall be deemed to be a redemption of Senior Notes.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01  PAYMENT OF SENIOR NOTES.

         The Company shall pay or cause to be paid the principal of and premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, and premium, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, and premium, if any, then due. Such Paying Agent shall return to the Company, no later than five Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal of, premium, if any, and interest required to be paid on the Senior Notes.

         The Company shall pay interest (including post-petition interest in any proceeding under any U.S. Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful.

SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03  REPORTS.

         (a) So long as any Senior Notes are outstanding, the Company shall furnish to the Holders the following:

             (i) Annual Financial Statements. Within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors;

             (ii) Quarterly Financial Statements. Within forty-five (45) days after the end of each fiscal quarter, beginning with the quarter ending June 30, 2005, a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case accompanied by comparative statements for the prior fiscal year and a narrative discussion of the changes in the Company's financial condition and results of operations compared with the prior periods presented; and

             (iii) Monthly. Within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year or fiscal quarter), a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and

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for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year; PROVIDED, HOWEVER, that the Company shall only be required to provide such financial statements for a period of two years from the Effective Date and so long as they are required under the New Credit Facility.

         (b) So long as the Company is not required to file reports, information and documents with the SEC pursuant to the Exchange Act, the Company will make available to the holders by mail or on a Qualified Internet Site the financial and business information specified in Section 4.03. Notwithstanding anything contained herein to the contrary, each recipient of information provided under this Section 4.03 hereby agrees to comply with the confidentiality provisions set forth in Section 4.03(c); and PROVIDED, FURTHER, that any such Holder may share the financial and business information specified in Section 4.03 with a prospective transferee of the Senior Notes if such prospective transferee agrees to comply with the confidentiality provisions of Section 4.03(c).

         (c) As a condition to receiving any financial or business information relating to the Company and its Subsidiaries provided pursuant to Section 4.03, each Holder hereby agrees that (i) it will keep confidential and will not publish, reproduce, or use, or disclose to any other person or entity any information furnished or provided by the Company by mail or on its Qualified Internet Site, (ii) it will use reasonable efforts to safeguard such information and will use at least the same degree of care and skill such Holder takes with its own confidential information, and (iii) it is not affiliated with any competitor, customer or supplier or is not an employee of the Company that is set forth on the written list of competitors, customers, suppliers and employees of the Company furnished by the Company to the independent third party host of the Qualified Internet Site from time to time or by mail to the Holders.

         (d) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Senior Notes under this Section 4.03.

SECTION 4.04  COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Guarantors and the Company's Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of the Senior Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a)(i) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any of the financial provisions of Sections 4.01, 4.07, 4.08, 4.09 or
4.12 hereof or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05  TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.06  STAY, EXTENSION AND USURY LAWS.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07  RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or distributions payable in Equity Interests of the Company, provided that such dividend or distribution has been unanimously approved by the Board of Directors; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, or any Subsidiary of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is PARI PASSU with or subordinated to the Senior Notes (other than the Senior Notes or the Credit Facilities), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

         The foregoing provisions will not prohibit:

             (i) the redemption, repurchase, retirement, defeasance or other acquisition of any PARI PASSU or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company;

             (ii) the defeasance, redemption, repurchase or other acquisition of PARI PASSU or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

             (iii) the payment of any dividend by a Subsidiary of the Company to the Company; and

             (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management upon termination of employment; provided that (a) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $750,000 in any twelve-month period (with unused amounts in any calendar year being available for such purposes to the next two succeeding calendar years, with a maximum of $1,500,000 so available in any one year), and
(b) no Default or Event of Default shall have occurred and be continuing immediately after such transaction, and (c) 80% of the Board of Directors approves such transaction.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal upon which the fair market value of any non-cash Restricted Payment was based.

SECTION 4.08  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (c) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (d) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above solely on the property so acquired, or (e) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or sell or otherwise directly or indirectly transfer any preferred stock of any of its Subsidiaries to any other person and shall not permit any of its Subsidiaries to issue any shares of preferred stock other than to the Company.

         The Company shall not incur any Indebtedness that is contractually subordinated to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated to the Senior Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated to any other Indebtedness of the Company solely by virtue of being unsecured.

         The provisions of this first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

             (i) the incurrence by the Company and its Subsidiaries of revolving credit and term loan Indebtedness under the Credit Facilities; provided that the aggregate principal amount of all term loan Indebtedness, revolving credit Indebtedness and letters of credit outstanding under all Credit Facilities after giving effect to such incurrence, does not exceed an amount equal to $55.0 million less the aggregate amount of all Net Proceeds of Assets Sales applied to permanently repay any such Indebtedness pursuant to Section 4.10 hereof;

             (ii) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Senior Notes and the Subsidiary Guarantees, respectively;

             (iii) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary; provided that such amount does not exceed an aggregate principal amount of $2.5 million at any time outstanding;

             (iv) the incurrence by any corporation that becomes a Subsidiary after the Issue Date of Acquired Debt, which Indebtedness is existing at the time such corporation becomes a Subsidiary; provided, however, that (A) immediately after giving effect to such corporation becoming a Subsidiary the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Fixed Charge Coverage Ratio Test, (B) such Indebtedness is without recourse to the Company or to any Subsidiary or to any of their respective properties or assets other than the Person becoming a Subsidiary or its properties and assets and (C) such Indebtedness was not incurred as a result of or in connection with or in contemplation of such entity becoming a Subsidiary;

             (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that is permitted by this Indenture to be incurred;

             (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the prior payment in full in cash of all Obligations with respect to the Senior Notes and
(ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person who is neither the Company nor a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

             (vii) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; provided that such amount does not exceed an aggregate principal amount of $2.5 million at any time outstanding and the incurrence of such obligations are permitted under the New Credit Facility;

             (viii) the Guarantee by any of the Guarantors of Indebtedness of the Company or another Guarantor that is permitted to be incurred by this Indenture;

             (ix) indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business;

             (x) indebtedness arising from Guarantees of Indebtedness of the Company or any Subsidiary or other agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition;

             (xi) obligations in respect of performance bonds and completion guarantees provided by the Company or any Subsidiary in the ordinary course of business; and

             (xii) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10.0 million; PROVIDED, HOWEVER, that to the extent that the aggregate principal amount of all term loan Indebtedness, revolving credit Indebtedness and letters of credit outstanding under all Credit Facilities exceeds $45.0 million, the amount of Indebtedness permitted to be incurred pursuant to this subsection (xii) shall be reduced dollar for dollar by principal Indebtedness and letters of credit outstanding under the Credit Facilities in excess of $45.0 million.

SECTION 4.10  ASSET SALES.

         The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration received therefor by the Company or such Subsidiary is in the form of cash.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce indebtedness under the Credit Facilities (and to correspondingly reduce commitments with respect thereto) or (b) to acquire a controlling interest in another business, to make a capital expenditure or to acquire other long-term assets, in each case, in the same or a similar line of business as the Company is engaged in on the date hereof. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds 2.5 million, the Company shall make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11  TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; PROVIDED THAT (x) any employment agreement entered into by the Company or any of its Subsidiaries or any employee benefit plan available to employees of the Company generally, in each case, in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Subsidiaries and (y) Restricted Payments (other than Restricted Investments) that are permitted by Section 4.07, shall not be deemed Affiliate Transactions.

SECTION 4.12  LIENS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13  CORPORATE EXISTENCE.

         Subject to Articles 5 and 10 hereof, the Company and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, such Guarantor or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company, each of the Guarantors and its Subsidiaries; provided, however, that the Company and each of the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, such Guarantor and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.14  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to the date of purchase (the "Change of Control Payment"). No later than fifteen days prior to any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures described in this Section and described in such notice. The notice will state: (1) that the Change of Control Offer is being made pursuant to this
Section 4.14 and that all Senior Notes tendered will be accepted for payment;
(2) the purchase price and the purchase date, which shall be at least 30 but not more than 60 days from the date such Change of Control notice is mailed (the "Change of Control Payment Date"); (3) that any Senior Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Senior Notes purchased; and (7) that Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with all securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Sections 4.14(a) and 4.14(b) hereof and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

         (d) Notwithstanding anything herein to the contrary, in the event of a Change of Control, at the option of any Holder, any Senior Note may be converted into Common Stock of the Company; PROVIDED, HOWEVER, such Holder must provide notice of its intent to convert pursuant to Section 11.02 within seven days of the date notice is sent by the Company to the Holders of such Change of Control pursuant to this Section 4.14.

SECTION 4.15  SALE AND LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or one of its Subsidiaries may enter into a sale and leaseback transaction if (i) the Company or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10.

SECTION 4.16 LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES.

         Except to the extent permitted by Section 4.07 hereof, the Company (i) shall not, and shall not permit any Wholly Owned Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10, and (ii) shall not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary.

SECTION 4.17  PAYMENTS FOR CONSENTS.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all


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Holders that consent, waiver or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18  ADDITIONAL SUBSIDIARY GUARANTEES.

         (a) The Company shall not permit any of its Subsidiaries that is not a Guarantor to guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or any Guarantor and (b) the Company shall not and shall not permit any of its Subsidiaries to pledge any intercompany notes representing obligations of any of its Subsidiaries, to secure the payment of any Indebtedness of the Company or any Guarantor, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee (providing for the unconditional Guarantee by such Subsidiary, on a senior basis, of the Senior Notes and such Subsidiary grants to the Trustee for the benefit of the Trustee and the Holders, a lien on and security interest in the assets of such Subsidiary to secure payment and performance of such Subsidiary's obligations under its Guarantee consistent with the security interest contemplated by
Section 4.19).

SECTION 4.19  SECURITY INTEREST.

         In order to secure the payment of principal, interest, premium, if any, on the Senior Notes as well as all other obligations hereunder, the Company and each of its Subsidiary Guarantors shall execute and deliver to the Trustee the Senior Notes Security Agreement pursuant to which the Company and each of its Subsidiary Guarantors shall grant to the Trustee for the benefit of the Trustee and each of the holders of the Senior Notes, a lien on and security interest in substantially all of the assets of the Company and its Subsidiaries subject only to the lien and security interest granted under the Credit Facilities and Permitted Liens to the extent applicable.

         The Trustee shall enter into the Intercreditor Agreement with CapitalSource Finance LLC to, among other things, confirm the relative priorities of their respective liens.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company shall not consolidate, or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation, or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; (iv) each of the Guarantors confirms its


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obligations under the Subsidiary Guarantees and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and (v) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio Test.

SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company, other than for purposes of calculating Consolidated Net Income in connection with Section 4.07) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, and premium, if any, and interest on the Senior Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01  EVENTS OF DEFAULT.

         Each of the following constitutes an "Event of Default":

             (i) default by the Company in the payment of interest on any Senior Note when the same becomes due and payable and the Default continues for a period of 30 days;

             (ii) default by the Company in the payment of the principal of any Senior Note (or premium, if any) when the same becomes due and payable at maturity, upon redemption or otherwise;

             (iii) failure by the Company to comply with Sections 4.07, 4.09, 4.10, 4.14 and 4.18 hereof;

             (iv) failure by the Company to comply with any of its agreements in this Indenture, the Senior Notes Security Agreement or the Senior Notes for 60 days after receiving the notice specified below;

             (v) default by the Company or any Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2.5 million or more;

             (vi) failure by the Company or any of its Subsidiaries to pay final judgments for the payment of money entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $2.5 million;

             (vii) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

             (viii) the Company or any of its Subsidiaries:

                 (a) commences a voluntary Case,

                 (b) consents to the entry of an order for relief against it in an involuntary Case,

                 (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                 (d) makes a general assignment for the benefit of its creditors, or

                 (e) generally is not paying its debts as they become due; or

             (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (a) is for relief against the Company or any of its Subsidiaries in an involuntary Case;

                 (b) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or

                 (c) orders the liquidation of the Company or any of its Subsidiaries; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. The term "Case" means an application, petition, action, case or other proceeding (including the filing of a notice of intention to file a proposal) before any court, tribunal or other governmental authority under any applicable Bankruptcy Law (foreign or domestic).

         A Default under clause (iv) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Senior Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02  ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (viii) or (ix) of Section 6.01 hereof with respect to the Company, any Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Upon any such declaration, the Senior Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (viii) or (ix) of Section 6.01 hereof occurs with respect to the Company or any of its Subsidiaries, all outstanding Senior Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. Except as provided in Section 6.01, in the event of any such acceleration of Senior Notes, the Company shall become obligated to pay the aggregate principal amount of the Senior Notes immediately.

SECTION 6.03  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may, subject to the Intercreditor Agreement, pursue any available remedy to collect the payment of principal, and premium, if any, on the Senior Notes or to enforce the performance of any provision of the Senior Notes, this Indenture, the Subsidiary Guarantees or the Senior Notes Security Agreement.

         The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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SECTION 6.04  WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium of, if any, the Senior Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.


SECTION 6.06  LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Senior Notes only if:

         (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, any interest on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Senior Notes for principal, and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, and premium, if any, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01  DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

             (i) the Trustee need perform only those duties that are specifically set forth in this Indenture; and

             (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (i) this paragraph does not limit the effect of paragraph (b) of this Section;

             (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section and the requirements of the TIA.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02  RIGHTS OF TRUSTEE.

         (a) The Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

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SECTION 7.04  TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on any Senior Note the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06  REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 beginning May 15, 2006, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         The Company shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

SECTION 7.07  COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such compensation, disbursements and expenses as may be attributable to its negligence or bad faith.

         The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraphs. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08      REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.

         The final paragraph of this Section shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA and until such qualification this Indenture shall be construed as if said paragraph were not contained herein.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or in the case of a subsidiary of a bank holding company, its bank holding company parent shall have) a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee that has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight and upon at least 30 days notice to the Holders of Senior Notes.

SECTION 8.02  LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Senior Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due from the funds held by the Trustee in the trust, (b) the Company's and the Guarantors' obligations with respect to such Senior Notes under Sections 2.04, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith and (d) the obligations of the Company under this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03  COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18 and Article 5 hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) through 6.01(vii) hereof shall not constitute Events of Default.


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SECTION 8.04  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Senior Notes on the stated maturity for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(viii) or 6.01(ix) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a parties or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;


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


         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06  REPAYMENT TO THE COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the


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Company cause to be published once, in the New York Times and The Wall Street
Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01  WITHOUT CONSENT OF HOLDERS OF SENIOR NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Senior Notes without the consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

         (c) to provide for the assumption of the Company's and the Guarantors' obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets pursuant to Article Five hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that


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


may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02  WITH CONSENT OF HOLDERS OF SENIOR NOTES.

         Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees and the Senior Notes with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or interest on, the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture or the Senior Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Senior Note or alter or waive any of the provisions with respect to the redemption of the Senior Notes except as provided above with respect to Sections 3.09, 4.10 and 4.14 hereof;


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


         (c) reduce the rate of or change the time for payment of interest on any Senior Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Senior Note payable in money other than that stated in the Senior Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on, the Senior Notes;

         (g) waive a redemption payment with respect to any Senior Note (other than a payment required by Sections 4.10 or 4.14 hereof);

         (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

         (i) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
Section 2.05, or (ii) such other date as the Company shall designate.

SECTION 9.05  NOTATION ON OR EXCHANGE OF SENIOR NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company, in exchange for all Senior


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Notes, may issue, and the Trustee shall authenticate, new Senior Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent have been complied with.

                                  ARTICLE 10.
                              SUBSIDIARY GUARANTEES

SECTION 10.01 SUBSIDIARY GUARANTEE.

         Each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantee to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Senior Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or


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


Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by any such entity to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 10.02 EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

         To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit B, which is part of this Indenture, shall be endorsed by an officer of such Guarantor on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

         Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety, or substantially as an entirety, to the Company, unless immediately after giving effect to such transaction, a Default or Event of Default exists.

         (b) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Guarantor with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Guarantor, or successive consolidations or mergers in which a

Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety or any sale or other disposition of all the capital stock of any Guarantor, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, (i) that each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Senior Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property (the "Successor Corporation") and (ii) that immediately after giving effect to such transaction, no Default or Event of Default exists. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Subsidiary Guarantee endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof. Each Successor Corporation shall execute and deliver to the Trustee an amendment to the Senior Notes Security Agreement granting to the Trustee for the benefit of the Trustee and the Holders of Senior Notes a lien on and security interest in substantially all of the assets of such Successor Corporation.

SECTION 10.04 RELEASES FOLLOWING SALE OF ASSETS.

         Concurrently with any Asset Sale (including, if applicable, all of the capital stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor) shall be released and relieved of its obligations under its Subsidiary Guarantee or
Section 10.03 hereof, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Senior Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

SECTION 10.05 "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

                                  ARTICLE 11.
                            CONVERSION OF SECURITIES

SECTION 11.01 CONVERSION PRIVILEGE AND CONVERSION RATE.

         (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Senior Note may be converted into fully paid and nonassessable shares of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the initial issuance date of the Senior Notes and expire at the close of business on the date of Maturity; PROVIDED, HOWEVER, that conversion of Senior Notes shall not be permitted during any period that the Company pays or has the option of paying interest in kind in additional Senior Notes, unless such conversion is approved by a majority of the Company's Board of Directors (including the chief executive officer in his capacity as director) and Holders of 75% or more of the outstanding principal amount of Senior Notes; PROVIDED, FURTHER, HOWEVER, that no Senior Note shall be converted into Shares of Common Stock (and any such request shall be considered rejected and not effective) if the Company reasonably determines that such conversion would, if effected, result in the Company having more than 290 holders of record of Common Stock unless simultaneously therewith such Holder has committed in writing to transfer all shares of Common Stock received upon such conversion to an existing holder of record of Common Stock, with a copy of such written agreement to be provided to the Company. The Registrar shall not accept any Transfer of Senior Notes in the event that there are more than 290 Holders of Senior Notes and the Company directs the Registrar not to accept such Transfer. Until the Registrar receives such direction from the Company, it may accept any Transfer of Senior Notes.

         (b) In case a Senior Note or portion thereof is called for redemption at the election of the Company, such conversion right in respect of the Senior Note, or portion thereof so called, shall expire at the earlier of such date that (i) a public announcement is made by the Company of its intention to redeem or (ii) notice of the redemption is sent to the Holders, unless the Company defaults in making the payment due upon redemption.

         (c) The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 10 shares of Common Stock for each U.S.


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$1,000 principal amount of Senior Notes. The Conversion Rate shall be adjusted in certain instances as provided in this Article 11.

         (d) Notwithstanding anything herein to the contrary, if Holders of 75% or more of the outstanding principal amount of Senior Notes vote to convert the Senior Notes into shares of Common Stock, then all of the outstanding Senior Notes shall be automatically converted on the same terms and conditions and at the Conversion Rate.

         (e) Each Holder understands and agrees that the shares of Common Stock issuable upon conversion of the Senior Notes will be issued subject to the terms and conditions of the Stockholders Agreement. As a condition to the conversion of the Senior Notes, each Holder agrees that it will become a party to the Stockholders Agreement immediately upon conversion of the Senior Note and shall execute a Joinder Agreement in substantially the form attached to the Stockholders Agreement as Exhibit A.

SECTION 11.02 EXERCISE OF CONVERSION PRIVILEGE.

         (a) In order to exercise the conversion privilege, the Holder of a Senior Note to be converted shall surrender such Senior Note, duly endorsed in blank, at any office or agency of the Company maintained for that purpose accompanied by a duly signed conversion notice substantially in the form set forth in EXHIBIT C stating that the Holder elects to convert such Senior Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Any Senior Note (or portion thereof, as the case may be) surrendered for conversion during the period from the close of business on the Record Date for any Interest Payment Date to the opening of business on such Interest Payment Date shall (unless such Senior Note or portion thereof being converted shall have been called for redemption) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; PROVIDED, HOWEVER, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Senior Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder of such Senior Note on such Record Date; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided in this paragraph, no adjustment shall be made for interest accrued on any Senior Note converted or for dividends on any shares issued upon the conversion of such Senior Note as provided in this Article. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Senior Note is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Senior Note.

         (b) Senior Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Senior Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Senior Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder (unless a different Person is


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indicated on the Conversion Notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.03.

         (c) In the case of any Senior Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Senior Note of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Senior Note. A Senior Note may be converted in part, but only if the principal amount of such Senior Note to be converted is any integral multiple of U.S. $1,000 and the principal amount of such Senior Note to remain outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

         (d) If the Company determines that a conversion request would, if effected, result in the Company having more than 290 holders of record of Common Stock, then the Holder may irrevocably elect to convert such Senior Note at the earliest time permissible under this Section 11.02(d); in which case, (A) the Holder shall surrender to the Company such Senior Note, duly endorsed in blank, at any office or agency of the Company maintained for that purpose accompanied by a duly signed conversion notice substantially in the form set forth in EXHIBIT C, and (B) the Company shall issue and deliver to the registered holder of such Senior Note, a certificate or certificates for the shares of Common Stock or other securities or property to which the registered holder is entitled at the earlier of (i) such time that the Company ceases to have more than 290 holders of record of Common Stock (provided that such conversion would not again cause the Company to have more than 290 holders of record), or (ii) thirty (30) days following the date of Maturity of the Senior Notes. If the Company is unable to deliver the certificate for the shares of Common Stock because the Company has more than 290 holders of record of Common Stock, the Senior Notes surrendered to the Company shall be held in escrow by the Company and shall continue to accrue interest to be paid to such Holder on the applicable Interest Payment Date and such Senior Notes shall be entitled to the adjustments set forth in Section 11.04, until the earlier to occur of the events set forth in
(B)(i) or (B)(ii) above. In the event that multiple conversion notices have been received, but by reason of this Section 11.02 less than all such requests can be approved, they shall be approved in the order of which the initial conversion notices were previously received.

SECTION 11.03 FRACTIONS OF SHARES.

         No fractional shares of Common Stock shall be issued upon conversion of any Senior Note. If more than one Senior Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Senior Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Senior Note (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price per share at the close of business on the day of conversion.


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SECTION 11.04 ADJUSTMENT OF CONVERSION RATE.

         The Conversion Rate shall be subject to adjustments from time to time as follows:

         (a) In case the Company shall pay or make a dividend or other distribution on shares of any class of capital stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing the Conversion Rate in effect immediately prior to such date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section 11.04) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Senior Note into shares of Common Stock without any action required by the Company or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing the Conversion Rate in effect immediately prior to such date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include


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shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or other property (including cash or assets or securities, but excluding (i) any rights, options or warrants referred to in paragraph (b) of this Section, (ii) any dividend or distribution paid exclusively in cash, other than those referred to in paragraphs (e) and (f) below, (iii) any dividend or distribution referred to in paragraph (a) of this Section and (iv) any consideration distributed in any merger or consolidation to which Section 11.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section 11.04) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date that the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

         (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding cash distributed upon a merger or consolidation to which Section 11.11 applies) in an aggregate amount that, combined together with (I) the aggregate amount of any other all-cash distributions to all holders of its Common Stock made exclusively in cash within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) or paragraph (f) of this Section 11.04 has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of any non-cash consideration payable in respect of any tender offer by the Company


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or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section
11.04 has been made (the "combined cash and tender amount") exceeds 10% of the product of the current market price per share (determined as provided in paragraph (h) of this Section 11.04) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over 10% of such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 11.04) of the Common Stock on such date fixed for determination.

         (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of purchased shares of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of any non-cash consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) or paragraph (e) of this
Section 11.04 has been made and (II) the aggregate amount of any cash distributions to all holders of the Common Stock within 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section has been made (the "combined tender and cash amount") exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.04) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to
(A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.04) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the combined tender and cash


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


amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 11.04) on the date of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time.

         (g) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 11.11 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 11.04).

         (h) For the purpose of any computation under paragraphs (b), (d), (e) or (f) of this Section 11.04, the current market price per share of Common Stock on any date shall be calculated by the Company and be the average of the daily Closing Prices per share for the five preceding Trading Days. If the current market price per share cannot be determined pursuant to the foregoing, the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

         (i) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(i)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (j) The Company may make such increases in the Conversion Rate, for the remaining term of the Senior Notes or any shorter term, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section 11.04, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (j) and its actions in so doing shall, absent manifest error, be final and conclusive.

         (k) Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made (i) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends, (ii) upon a change in the par value of the Common Stock, (iii) upon the issuance of shares of Common Stock pursuant to


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the Company's employee/management Stock Incentive Plan, or (iv) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

         (l) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 11.02 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

SECTION 11.05 NOTICE OF ADJUSTMENTS OF CONVERSION RATE.

         Whenever the Conversion Rate is adjusted as herein provided:

         (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 11.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

         (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 11.02. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Senior Notes desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until the Trustee shall have received such a certificate. Until the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has knowledge remains in effect.

SECTION 11.06 NOTICE OF CERTAIN CORPORATE ACTION.

         In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to
Section 11.04; or

         (b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or


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         (c) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Senior Notes pursuant to
Section 4.2, and shall cause to be provided to all Holders in accordance with
Section 12.02, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 11.06. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee. The Company shall cause to be filed at the Corporate Trust Office of the Trustee and each office or agency maintained for the purpose of conversion of the Senior Notes, and shall cause to be provided to all Holders in accordance with Section 11.02, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 11.07 COMPANY TO RESERVE COMMON STOCK.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Senior Notes, the full number of shares of Common Stock then issuable upon the conversion of all Senior Notes.

SECTION 11.08 TAXES ON CONVERSIONS.

         Except as provided in the next sentence and in Section 2.15, the Company will pay all stamp taxes and other duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Senior Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Senior Note to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.


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SECTION 11.09 COVENANT AS TO COMMON STOCK.

         The Company agrees that all shares of Common Stock that may be delivered upon conversion of Senior Notes, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 2.15 and Section 11.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 11.10 CANCELLATION OF CONVERTED SENIOR NOTES.

         All Senior Notes delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee.

SECTION 11.11 PROVISION IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.

         In case of any consolidation or merger of the Company with or into any other Person or any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company (other than a sale of all or substantially all of the assets of the Company that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Senior Note then outstanding shall have the right thereafter, during the period such Senior Note shall be convertible as specified in Section 11.01, to convert such Senior Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Senior Note might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 11.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 11.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the


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execution of such a supplemental indenture shall be given by the Company to the
Holder of each Senior Note as provided in Section 11.02 promptly upon such execution.

         Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Senior Notes upon the conversion of their Senior Notes after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officer's Certificate or an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 11.12 RIGHTS ISSUED IN RESPECT OF COMMON STOCK.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events outside the control of such holder ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock shall not be deemed distributed for purposes of Section 11.04(b) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 11.04(b), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

                                  ARTICLE 12.
                                  MISCELLANEOUS

SECTION 12.01 TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 12.02 NOTICES.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:
                                  Syratech Corporation
                                  175 Mcclellan Highway
                                  East Boston, Massachusetts 02128-9114
                                  Telephone No.:
                                  Facsimile No.:  (617) 561-0275
                                  Attention:  Chief Financial Officer

         With a copy to:
                                  Weil, Gotshal & Manges LLP
                                  100 Federal Street, 34th Floor
                                  Boston, MA  02110
                                  Telephone No.:  (617) 772-8300
                                  Facsimile No.:  (617) 772-8333
                                  Attention:  Andrew M. Troop, Esquire
                                              David P. Kreisler, Esquire

         If to the Trustee:
                                  U.S. Bank National Association
                                  One Federal Street, 3rd Floor
                                  Boston, Massachusetts 02110
                                  Facsimile No.:  (617) 603-6668
                                  Telephone No.:  (617) 603-6576
                                  Attention:  Corporate Trust Services
                                  (Syratech Corporation Convertible Senior
                                  Notes, due 2010)

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent via facsimile, and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied, provided, however that with respect to matters of fact, an Opinion of Counsel may rely upon an Officer's Certificate or a certificate of a public official.

SECTION 12.06 RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
              STOCKHOLDERS.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Senior Notes, this Indenture or the Subsidiary Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

SECTION 12.08 GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SENIOR NOTES.

SECTION 12.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10 SUCCESSORS.

         All agreements of the Company in this Indenture and the Senior Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11 SEVERABILITY.

         In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless such condition invalidates the purpose or intent of this Agreement.

SECTION 12.12 COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

Dated as _________ __, 2005          SYRATECH CORPORATION

                                     By: _________________________
                                     Name:
                                     Title:

Dated as _________ __, 2005          WALLACE INTERNATIONAL DE P.R., INC.

                                     By: _________________________
                                     Name:
                                     Title:

Dated as _________ __, 2005          CHI INTERNATIONAL, INC.

                                     By: _________________________
                                     Name:
                                     Title:

Dated as _________ __, 2005          SYRATECH (H.K.) LTD.

                                     By: _________________________
                                     Name:
                                     Title:

Dated as _________ __, 2005          U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                     By: _________________________
                                     Name:
                                     Title:

                                    EXHIBIT A
                              (FACE OF SENIOR NOTE)

                  THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN INDENTURE, DATED AS OF MAY __, 2005, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. NO REGISTRATION OR TRANSFER OF THESE SECURITIES WILL BE MADE ON THE BOOKS OF THE CORPORATION UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE.

                  THE LIENS ON THE ASSETS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS GRANTED TO THE TRUSTEE FOR THE BENEFIT OF THE TRUSTEE AND THE HOLDERS OF THE SENIOR NOTES IN CONNECTION WITH THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF MAY __, 2005. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE.

                        CONVERTIBLE SENIOR NOTE DUE 2010

No. $ __________

                              SYRATECH CORPORATION


promise to pay to _____________________________________________________________,

or their registered assigns, the principal sum of_______________ Dollars ($) on

 _________________, 2010.


                    Interest Payment Dates: June 15 and December 15 commencing June 15, 2005.


                    Record Dates: __________ and __________


                                                       Dated: ___________, 2005

                        SYRATECH CORPORATION

BY:
             --------------------------------------------------------
             Name:
             Title:

BY:
             --------------------------------------------------------
             Name:
             Title:

This is one of the Senior Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION
as trustee


By:
          ---------------------------------------------
Authorized Signature

                              (BACK OF SENIOR NOTE)

                        CONVERTIBLE SENIOR NOTE DUE 2010

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Syratech Corporation, a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Convertible Senior Note due 2010 (the "Senior Note") at the rate and in the manner specified below.

         Each Senior Note will bear interest, at the option of the Company, at the rate of 8% per annum if paid in cash from May __, 2005 to May __, 2007, if paid in cash or 10% per annum if paid in kind in additional Senior Notes, and thereafter each Senior Note will bear interest at the rate of 10% per annum payable only in cash through Maturity. The Company shall pay interest semi-annually on each June 15 and December 15, commencing June 15, 2005, or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next succeeding Business Day (each an "Interest Payment Date").

         Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Note. To the extent lawful, the Company shall pay interest on overdue principal and premium at the rate of 1% per annum in excess of the then applicable interest rate on this Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. The rates of interest specified in the Indenture and this Senior Note are nominal rates and all interest payments and computations are to be made without allowance or deduction for deemed reinvestment of interest.

         2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes to the Persons who are registered Holders of Senior Notes at the close of business on May 15 and November 15 next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date. The Senior Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company may act in any such capacity.

         4. INDENTURE. The Company issued the Senior Notes under an Indenture, dated as of May __, 2005 (the "Indenture"), among the Company and each of Wallace International de P.R., Inc., CHI International, Inc., Syratech (H.K.) Ltd. (collectively, the "Subsidiary Guarantors") and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss.77aaa-77bbbb). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes. The Senior Notes are general obligations of the Company limited to $55,000,000 million in aggregate principal amount at maturity plus any Senior Notes issued in connection with any interest payment.

         5. SECURITY INTEREST. The payment of principal, interest, premium if any of this Senior Note is secured by a lien on and security interest is substantially all of the assets of the Company and its Domestic Subsidiaries subject only to the lien and security interest granted under the Credit Facilities and Permitted Liens as more fully described in the Indenture and the Senior Notes Security Agreement.

         6. OPTIONAL REDEMPTION. The Company may, at its option, redeem the Senior Notes, in whole or in part, in an initial increment of at least $10,000,000 in any calendar year (provided that to the extent the Company has redeemed at least $10,000,000 in one increment in any calendar year, it may redeem in increments of at least $2.5 million during the remainder of such calendar year), or the balance of the outstanding principal amount of such Senior Notes, if less than $10,000,000 is outstanding, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date; PROVIDED, HOWEVER, that the Company may not redeem Senior Notes of a Holder who has previously provided notice of its intent to convert pursuant to
Section 11.02 or Section 4.14(d) of the Indenture.

         Notwithstanding any limitation to the contrary in the foregoing paragraph, the Company may redeem Senior Notes without regard to the dollar amount limitation set forth above, provided that (a) the Company and its consolidated Subsidiaries have Excess Cash Flow of at least $5.0 million in the most recent fiscal year for which internal financial statements are available, and (b) no more than 50% of such Excess Cash Flow shall be used to redeem the Senior Notes in such fiscal year.

         7. MANDATORY REDEMPTION.

         Except as set forth in paragraph 8 below, the Company is not required to make mandatory, repurchase, redemption or sinking fund payments with respect to the Senior Notes.

         8. CHANGE OF CONTROL OFFER AND ASSET SALE OFFER.

         (a) If there is a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of each Holder's Senior Notes pursuant to the offer described in the Indenture (a "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon the date of purchase. Within days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or any of its Subsidiaries consummate any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company will commence an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase.

         (c) In the event of either 8(a) or 8(b), Holders may elect to have all or a portion of their Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at his registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Notes or portions thereof called for redemption.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. PERSONS DEEMED LEGAL OWNERS. The registered Holder of a Senior Note may be treated as its legal owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or interest on, the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's and Guarantors' obligations to Holders in case of a merger, consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Senior Notes;
(iii) failure by either of the Company to comply with any of the provisions of Sections 4.07, 4.09, 4.10, 4.14 or 4.18 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture, the Senior Notes Security Agreement or the Senior Notes; (v) default by the Company or any Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2.5 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments for the payment of money entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $2.5 million; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and
(viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or interest on, the Senior Notes, except a payment default resulting from an acceleration that has been rescinded. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the Holder of this Senior Note is entitled, at its option, at any time on or before the close of business on the date of Maturity or before this Senior Note or a portion hereof is called for redemption, as the case may be, to convert this Senior Note (or any portion of the principal amount hereof that is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 10 shares of Common Stock for each $1,000 principal amount of Senior Notes (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Senior Note, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any regular Record Date next preceding any Interest Payment Date to the opening of business on such

Interest Payment Date, also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Senior Note then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"). No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment. CONVERSION OF THIS SENIOR NOTE MAY BE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS MORE FULLY SET FORTH IN THE INDENTURE.

         15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or the Guarantors as such, shall not have any liability for any obligations of the Company or the Guarantors under the Senior Notes, the Indenture and the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

         17. SUBSIDIARY GUARANTEES. The Company's payment obligations under the Senior Notes are jointly and severally unconditionally guaranteed by the Guarantors.

         18. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Syratech Corporation
175 McClellan Highway
East Boston, Massachusetts  02128-9114
Facsimile No.:  (617) 561-0275
Attention:  Chief Financial Officer

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

[  ] Section 4.10 [  ] Section 4.14

If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $______________

Date:                          Your Signature:
     -----------------------                    --------------------------------
                               (Sign exactly as your name appears on this
                                Senior Note)

                               Tax Identification No.:
                                                       -------------------------

Signature Guarantee.

                                    EXHIBIT B

                         (FORM OF SUBSIDIARY GUARANTEE)

                              SUBSIDIARY GUARANTEE

Wallace International de P.R., Inc.
CHI International, Inc.
Syratech (H.K.) Ltd.

         Each Guarantor, hereby, jointly and severally with the other Guarantors, unconditionally guarantees to each Holder of Senior Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Notes or the Obligations of the Company to the Holders or the Trustee under the Senior Notes or under the Indenture, that: (a) the principal of, and premium, if any, and interest on the Senior Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of interest on the Senior Note, if any, if lawful and all other Obligations of the Company to the Holders or the Trustee under the Indenture or under the Senior Notes shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

         The Obligations of the Guarantors to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 10 of the Indenture are incorporated herein by reference.

         No director, officer, employee, incorporator or stockholder, as such, past, present or future, of the Guarantor shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such director, officer, employee, incorporator or stockholder.

         This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company Obligations under the Senior Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder of or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This a Subsidiary Guarantee of payment and not a guarantee of collection.

         In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Senior Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Senior Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as _______ ___, 2005              SYRATECH CORPORATION

                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Dated as _______ ___, 2005              WALLACE INTERNATIONAL DE P.R.,
                                        INC.

                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Dated as _______ ___, 2005              CHI INTERNATIONAL, INC.

                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Dated as _______ ___, 2005              SYRATECH (H.K.) LTD.

                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT C

                           (FORM OF CONVERSION NOTICE)

                                CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Senior Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
         --------------------------     ----------------------------------------
                                        Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address and guarantee such signature as set forth below:

(Name)

(Address)

Social Security or other Identification Number, if any

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad - 15 under the Securities Exchange Act of 1934.

[Signature Guaranteed]

If only a portion of the Securities is to be converted, please indicate:

1. Principal amount to be converted: U.S. $____________

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: U.S.   $                      Denominations: U.S. $
                -------------------                       ----------------------

($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof).

                                    EXHIBIT D

                          (FORM OF SECURITY AGREEMENT)

                                 [DOC.# 777042]